The undersigned, being a person required to file a statement under Section 16(a) of the Securities Exchange Act of 1934, as amended (the '1934 Act'),with respect to the First Trust/Fiduciary Asset
Management Covered Call Fund, a
Massachusetts business trust, hereby
authorizes, designates and appoints
Susan Steiner to act as attorney-in-fact to execute and file statements on Form 3, Form 4 and Form 5 and any successor forms adopted by the Securities Exchange
Commission, as required by the 1934 Act
and the Investment Company Act of 1940,
as amended, and the rules thereunder, and to take such other actions as such attorney-in-fact may deem necessary or appropriate in connection with such statements, hereby confirming and ratifying all actions that such attorney-in-fact has taken or may take in reliance hereon. This power of attorney shall continue in effect until the undersigned no longer has an obligation to file statements under the section cited above, or until specifically terminated in writing by the undersigned.

IN WITNESS WHEREOF, the undersigned
has duly executed this power of
attorney on the 17 day of September, 2007.




Signature




/s/ K. Timothy Swanson